HUMPHREY HOSPITALITY TRUST, INC.
                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 21, 1998
                   ----------------------------------------
     The annual meeting of the shareholders (the "Annual Meeting") of Humphrey Hospitality Trust, Inc. (the "Company") will be held at The Omni Richmond Hotel, 100 South 12th Street, Richmond, VA, 23219, on Thursday, May 21, 1998, at 10:00 a.m., local time, for the following purposes:

   1. To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 1999 or until their successors have been duly elected and qualified; and

   2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of the Company of record as of the close of business on April 1, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the nominees for election to the Board of Directors.

     In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.

                                        By Order of the Board of Directors




                                        JAMES I. HUMPHREY, JR.
                                        President and Secretary

Silver Spring, Maryland
April 15, 1998

                       HUMPHREY HOSPITALITY TRUST, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Humphrey Hospitality Trust, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Thursday, May 21, 1998 (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 12301 Old Columbia Pike, Silver Spring, Maryland, 20904. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's annual report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 25, 1998.


The Proxy

     The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the space provided on the Proxy Form or, if no specification is made it will be voted in accordance with the terms thereof. In voting by proxy in regard to the election of the directors to serve until the 1999 annual meeting of shareholders or until their successors are duly elected and qualified, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

     Each outstanding share of the Company's Common Stock, $.01 par value per share (the "Common Stock"), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 1, 1998 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on April 1, 1998, the Company had outstanding 3,481,700 shares of Common Stock.


                                 REQUIRED VOTE

     Under Virginia law and the Company's Articles of Incorporation and Bylaws, if a majority of the votes entitled to be cast on matters to be considered at a meeting are present at the Annual Meeting so as to constitute a quorum, in person or by proxy, directors are elected by a plurality of the votes cast. The Board of Directors recommends a vote FOR each of the nominees for director.

     No specific provisions of Virginia law, the Company's Articles of Incorporation or the Company's Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners ("Broker Shares") must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers generally may not vote the shares in their discretion for the election of directors. Votes "withheld" from particular director-nominees have the effect of a negative vote with respect to such nominee because a plurality of the votes cast at a meeting in which a quorum is present is required for the election of directors. Votes withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.


                        REPORTS OF BENEFICIAL OWNERSHIP

     Under United States securities laws, the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to file such reports by those due dates during the 1997 fiscal year.

Based solely upon its review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers and owners of more than 10% of the Common Stock during 1997.


                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of April 1, 1998 regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock. The Company has no other class of equity securities outstanding. Unless otherwise indicated, such shares are owned directly and the indicated person has sole voting and investment power.



                                                AMOUNT AND NATURE
NAME AND ADDRESS                                  OF BENEFICIAL          PERCENT
 OF BENEFICIAL                                      OWNERSHIP            OF CLASS
  OWNER                                        ------------------   -----------------
James I. Humphrey, Jr.                            657,373 (1)            15.9% (1)
The Humphrey Companies
12301 Old Columbia Pike
Suite 300
Silver Spring, MD 20904
Mr. James T. Martin                               322,547 (2)             9.3%
Odyssey Capital Req.
6 Front Street
Hamilton, HM11 BERMUDA
Equitable Companies, Inc.                         321,300 (3)             9.2%
787 Seventh Avenue
New York, NY 10019
Smith Barney Mutual Funds Management, Inc.        191,300 (4)             5.5%
388 Greenwich Street
New York, NY 10013

(1) Assumes that all Units of limited partnership interest ("Units") in Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership"), of which Humphrey Hospitality REIT Trust, a Maryland real estate investment trust and wholly-owned subsidiary of the Company, is general partner, held by James I. Humphrey and his affiliates are redeemed for shares of Common Stock.

(2) Based upon information contained in Schedule 13D/A, dated April 28, 1997, and filed with the SEC on May 1, 1997.

(3) Based upon information contained in Schedule 13G/A, dated February 10, 1998 and filed with the SEC on February 17, 1998.

(4) Based upon information contained in Schedule 13G dated February 5, 1997 and filed with the SEC on February 6, 1997.

Security Ownership by Management

     The following table sets forth the beneficial ownership of the Common Stock as of April 1, 1998 by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors, nominees and executive officers as a group. Unless otherwise indicated, such shares are owned directly and the indicated person has sole voting and investment power.




                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL                PERCENT
NAME AND ADDRESS OF                                     OWNERSHIP                  OF CLASS
BENEFICIAL OWNER                              -----------------------------   -----------------
James I. Humphrey, Jr.                                 657,373 (1)                 15.9% (3)
The Humphrey Companies
12301 Old Columbia Pike
Suite 300
Silver Spring, MD 20904

George R. Whittemore                                    92,652                      2.7%
10711 Old Squaw Lane
Chesterfield, VA 23832

Jeffrey Zwerdling                                       59,062 (2)                  1.7%
Zwerdling & Oppleman
5020 Monument Avenue
Richmond, VA 23230

Margaret Allen                                           3,846                         *
AGM Financial Services, Inc.
5 Light Street, Suite 910
Baltimore, MD 21202

Dr. Leah T. Robinson                                    86,165                      2.5%
1828 South Woodside Lane
Virginia Beach, VA 23454

Andrew A. Mayer, M.D.                                   90,552                      2.6%
230 Commodore Drive                                -----------------            -----------
Jupiter, FL 33477


All directors, nominees and                            989,650                     23.9%
executive officers as a group (7 persons)

*Represents less than 1% of the outstanding Common Stock.

(1) Represents 657,373 shares of Common Stock issuable to Mr. Humphrey, Humphrey Associates, Inc., a Maryland corporation ("Humphrey Associates"), Farmville Lodging Associates, LLC, a Maryland limited liability company ("Farmville Lodging Associates") or Humphrey-Key Largo Associates, L.P., a Maryland limited partnership ("Humphrey Key Largo"), upon redemption of their units of limited partnership in Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership"). Mr. Humphrey is the sole shareholder of Humphrey Associates and owns a 98% interest in Farmville Lodging Associates and a 73% interest in Humphrey Key Largo. The redemption rights are exercisable at any time subject to certain conditions.

(2) Includes 33,087 shares of Common Stock owned by Mr. Zwerdling and 25,975 shares of Common Stock over which Mr. Zwerdling has dispositive power.

(3) Assumes that all Units held by Mr. Humphrey, Humphrey Associates, Farmville Lodging Associates and Humphrey Key Largo are redeemed for shares of Common Stock.

1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR THE DIRECTORS

Nominees for Directors

     Each of the Company's directors is elected by the shareholders of the Company, at each annual meeting, for a term of one year and until their respective successors are duly elected and qualified. The Board of Directors currently has set the number of directors constituting the Board of Directors at six, all of whom will be elected at the Annual Meeting, four of whom are Independent Directors (as defined herein).

     The Company has no nominating committee of its Board of Directors. Nominees for director are nominated by the entire Board of Directors. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

     If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected.


                      NOMINEES FOR ELECTION AS DIRECTORS

                             (TERMS EXPIRING 1999)


JAMES I. HUMPHREY, JR. -- Chairman of the Board, President, Secretary, and member of the Acquisition Committee. Mr. Humphrey, age 56, is President and sole shareholder of Humphrey Associates, Inc., and has held that position since 1978. Humphrey Associates, Inc., formerly Harkins-Humphrey Associates, Inc., is a full-service real estate corporation. Mr. Humphrey also served as President of Humphrey Hotels, Inc. from 1989 to 1994. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey has served as Chairman of the Company since November 1994.


MARGARET ALLEN -- Director and member of the Audit and Acquisition Committees. Ms. Allen, age 52, is Chief Executive Officer and 50% owner of AGM Financial Services, Inc. ("AGM"), which she co-founded in 1990. AGM is a mortgagee licensed by the Federal Housing Authority (the "FHA"), a division of the United States Department of Housing and Urban Development. As a licensed mortgagee, AGM represents borrowers who wish to obtain mortgage insurance from the FHA for multifamily housing, assisted living facilities and nursing homes. Prior to 1990, Ms. Allen was a Regional Vice President for ABG Financial Services, Inc., a FHA licensed mortgagee. Ms. Allen currently serves on the Credit Assurance Review Committee of the Maryland Department of Housing and Community Development, the Board of Directors of the Baltimore City Chapter of the Home Builders Association of Maryland and the Insured Projects Committee of the Mortgage Bankers Association. She has served on the Maryland Housing Policy Commission and chaired that commission from 1991 1992. Ms. Allen has served as a Director of the Company since November 1994.


JEFFREY M. ZWERDLING, ESQ. -- Director and member of the Acquisition and Audit Committees. Mr. Zwerdling, age 53, is Managing Partner at the law firm of Zwerdling & Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is currently Vice President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling has served as a Director of the Company since November 1996.


GEORGE R. WHITTEMORE -- Director and member of Audit Committee. Mr. Whittemore, age 48, served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until these institutions were acquired by a merger with Signet Banking Corporation in August 1994. Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. In October 1996, he was named a Senior Vice President of Anderson & Strudwick, Incorporated, which served as underwriter for the Company's four public stock offerings. Mr. Whittemore is also a consultant to Mills Management II, Inc., which is the manager and a member of a privately-held limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the hotels to the Company. Mr. Whittemore has served as a Director of the Company since November 1994.

DR. LEAH T. ROBINSON -- Director. Dr. Robinson, age 66, is a clinical psychologist in a part-time private practice. Dr. Robinson has served as a Director of the Company since March 1995.

ANDREW A. MAYER, M.D. -- Director. Dr. Mayer, age 63, and retired physician-radiologist. One of the founding partners of Medical Center Radiologists ("MCR") from 1965 to 1992, Dr. Mayer served as Director and Treasurer of MCR until 1991. Dr. Mayer also served as Chief of Radiology at Leigh Memorial Hospital, Norfolk, Virginia. Dr. Mayer also served as Director of Mills Value Fund from July, 1988 to December, 1991, and was managing partner of several real estate partnerships where he directed property acquisition and development of residential and commercial entities. Dr. Mayer has served as a Director of the Company since March 1995.




             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                 IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTORS

Committees and Meetings of the Board of Directors

     Director Meetings. The business of the Company is under the general management of its Board of Directors, as provided by the Company's Bylaws and the laws of the Commonwealth of Virginia, the Company's state of incorporation. The Company's Articles of Incorporation, with limited exceptions, generally require that a majority of the Company's Board of Directors be comprised of persons who, within the last two years, have not (i) owned an interest in any of Mr. Humphrey's affiliates, (ii) been employed by Mr. Humphrey or any of his affiliates, (iii) been an officer or director of any of Mr. Humphrey's affiliates, (iv) performed services for the Company, or (v) been a director for more than three Real Estate Investment Trusts organized by Mr. Humphrey or any of his affiliates. Such persons making up a majority of the Board of Directors are referred to as "Independent Directors." There are presently six directors, including four Independent Directors. The Board of Directors holds quarterly meetings during the Company's fiscal year. The Board of Directors held four meetings during 1997 and each director attended at least 75% of the meetings of the Board of Directors (and the Committees to which they were assigned).

     The Company presently has an Audit Committee and an Acquisition Committee of its Board of Directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors. The Company does not have a Compensation Committee.

     Audit Committee. The Audit Committee consists of three Independent Directors, Ms. Allen and Messrs. Mayer and Zwerdling. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1997.

     Acquisition Committee. The Board of Directors has established an Acquisition Committee, which currently consists of Ms. Allen and Messrs. Zwerdling and Humphrey. The Acquisition Committee reviews potential hotel acquisitions, visits the sites of proposed hotel acquisitions, reviews the terms of proposed Percentage Leases for proposed hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. The Acquisition Committee met four times in 1997.


Compensation of Directors

     On May 22, 1997, the Board of Directors unanimously voted to increase the annual fees paid to them by the Company for serving on the Board of Directors from $10,000 to $15,000 per year effective for the last two quarters of 1997. The Board's action was designed to make their fees more comparable to those of other public companies (including REIT's) that are of a similar size to the Company. On September 9, 1997, the Board of Directors voted to utilize their full annual fees, with the exception of the fees received by Mr. Humphrey, to purchase Common Stock on the open market, and to exercise their reasonable best efforts to do so within ten days of receipt of such fees.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships Between the Company and Directors

     George R. Whittemore, a director, currently serves as a Senior Vice President of Anderson & Strudwick, Incorporated. Anderson & Strudwick, Incorporated was the sole underwriter of an underwritten public offering of Common Stock which was consummated on April 24, 1998.


Certain Transactions with Management

     The Company and the Partnership have entered into a number of transactions with Mr. Humphrey and his affiliates in connection with the organization of the Company. Mr. Humphrey, Chairman of the Board of Directors and the President of the Company, is the sole shareholder of the Humphrey Hospitality Management, Inc. (the "Lessee"), the lessee of each of the Company's hotels.

Acquisition of Hotels from Affiliates of Mr. Humphrey

     The eight initial hotels ("Initial Hotels") were acquired, directly and indirectly by the Partnership from limited partnerships in which Mr. Humphrey was a limited partner and one of his affiliates was the general partner. The Partnership's interests in the Initial Hotels and Solomons Beacon Inn Limited Partnership (the "Subsidiary Partnership") were acquired in exchange for (i) the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the Initial Hotels, most of which was guaranteed by Mr. Humphrey and one of his affiliates and secured by the Initial Hotels, (ii) the issuance of an aggregate 527,866 Units to the Humphrey Affiliates, (iii) the assumption and repayment of approximately $2.1 million of outstanding indebtedness of the sellers of the Initial Hotels (in addition to the indebtedness in clause (i) above) of which approximately $1.2 million was repaid to a Humphrey affiliate,
(iv) the payment of $247,000 in cash to satisfy the obligations of Humphrey Associates to restore its negative capital account in one of the limited partnerships selling an Initial Hotel, and (v) the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

     The Partnership acquired the Days Inn-Farmville, Virginia hotel in exchange for (i) 95,484 Units, which are redeemable, subject to certain limitations, for an aggregate of 95,484 shares of Common Stock and (ii) the assumption of approximately $1.2 million of debt secured by that Hotel, which was repaid immediately with the proceeds from the Company's second public stock offering.

     The Partnership acquired the Best Western Suites-Key Largo, Florida hotel pursuant to a purchase agreement that was assigned to the Partnership by Humphrey Key Largo. Pursuant to the assignment of the purchase agreement, Humphrey Key Largo received 34,023 Units.

Guarantees by Mr. Humphrey

     Mr. Humphrey, jointly and severally with the Company, currently guarantees the payment of interest and principal on approximately $5.9 million of the Company's long-term debt. The debt is secured by 19 of the Company's hotels.

Leases

     During 1997, the Partnership and the Lessee were parties to percentage leases with respect to each hotel, with the exception of the Comfort Suites-Dover, Delaware hotel, which is subject to a fixed lease, collectively "Leases". Each Lease has a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein. Pursuant to the terms of the Leases, the Lessee is required to pay rent and certain other additional charges and is entitled to all profits from operations of the hotels after payment of rent, operating expenses and other expenses. Payments of rent under the Leases have constituted all of the Partnership's and the Company's revenue since their inception. For the period January 1, 1997 through December 31, 1997, the Lessee paid an aggregate of $7,326,193 in rent under the Leases.

Franchise Licenses

     The Lessee, which is wholly owned by Mr. Humphrey, holds all of the franchise licenses for the hotels currently owned by the Partnership and is expected to hold all of the franchise licenses for any subsequently acquired hotel properties. During 1997, the Lessee paid franchise fees in the aggregate amount of approximately $875,104.

Non-Competition Agreement and Option Agreement

     Pursuant to the Non-Competition Agreement among Mr. Humphrey, Humphrey Associates and the Company, while Mr. Humphrey is an officer or director of the Company or owns any ownership interest in the Company, and for five years thereafter, neither Mr. Humphrey nor any affiliate of Mr. Humphrey, will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Partnership has invested. The Board of Directors, including a majority of the Independent Directors, have agreed to waive the provisions of the Non-Competition Agreement as they apply to Humphrey Development, Inc's right to purchase the Comfort Suites hotel in Dover, Delaware, pursuant to the Development Agreement described below. The 20 mile prohibition may be waived by the Company's Independent Directors if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Humphrey has agreed that neither he nor any of his affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

     Pursuant to the Option Agreement among Mr. Humphrey, Humphrey Associates and the Company, the Company will have an option to acquire any hotels acquired or developed by Mr. Humphrey or any of his affiliates. At any time during 12 months after a hotel is acquired by, or after the opening of a hotel developed by Mr. Humphrey or any of his affiliates, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following: (i) acquisition or development costs paid to unaffiliated third parties, (ii) capitalized interest expense, (iii) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his affiliates, if any (to the extent not covered in sections
(i) and (ii)), and (iv) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by the Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or any of his affiliates with respect to such equity investment). The Company currently anticipates that any such acquired or developed hotel will have achieved stabilized operating revenue before the Company would consider purchasing such hotel from Mr. Humphrey or any of his affiliates. All transactions to acquire additional properties and any and all transactions between the Company, the Partnership or its subsidiaries and Mr. Humphrey or his affiliates must be approved by a majority of the Company's Directors, including a majority of its Independent Directors. In addition, the Option Agreement provides that in the event the Company acquires a hotel from Mr. Humphrey or any of his affiliates in connection with the Company's issuance of additional securities, Mr. Humphrey or any of his affiliates may receive consideration for such property in additional Units provided that his and his affiliates' interests in the Partnership shall not exceed 28.54% of the total limited partnership interest in the Partnership.

Development Agreement

     The Company executed an amended development services agreement (the "Development Agreement") with Humphrey Development, pursuant to which Humphrey Development provided construction supervision and will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the Comfort Suites hotel in Dover, Delaware from the Company in January 2002 for $2,795,910.

Services Agreement

     The Company has an agreement with the Lessee to provide accounting and securities reporting services for the Company. The initial Services Agreement provided that these services would be provided to the Company for a fixed fee of $80,000 per year, notwithstanding the size of the Company's portfolio. On November 6, 1996, the Company amended the Services Agreement to provide for such services for an initial annual fee of $30,000 per year for as long as the Company's portfolio includes the Initial Hotels, the Days Inn hotel in Farmville, Virginia and the Comfort Suites hotel in Dover, Delaware. The amended Services Agreement provides that the fee for such services will increase $10,000 per year (prorated from the time of acquisition) for each additional hotel added to the Company's portfolio. Under the terms of the amended Services Agreement, the services fee cannot exceed $100,000 in any year.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid or accrued by the Company for the last fiscal year to those two persons who: (1) served as the Company's chief executive officer during the fiscal years ended December 31, 1995, 1996 and 1997; and (2) served as the Company's only other executive officer during the same period. The Company does not pay its executives any salary above and beyond the compensation that they receive as Directors.



                                        Annual Compensation          Long Term Compensation
                                 --------------------------------- ---------------------------
                                                                             Awards                Payouts
                                                                   --------------------------- --------------
                                                                    Restricted    Securities
                                                     Other Annual      Stock      Underlying                    All Other
                           Year    Salary    Bonus   Compansation     Awards     Options/SARs   LTIP Payouts   Compensation
                          ------ ---------- ------- -------------- ------------ -------------- -------------- -------------
James I. Humphrey, Jr.    1997    $12,500     --         --            --            --             --             --
Chairman of the Board,    1996    $17,500
President and Secretary   1995    $20,000
Charles A. Mills, III     1997    $12,500     --         --            --            --             --             --
Former Vice President     1996    $17,500
And former Treasurer      1995    $20,000

                               PERFORMANCE GRAPH

     The following graph compares the change in the Company's total shareholder return on Common Shares for the period November 29, 1994, which was the first day the Common Shares traded on The Nasdaq Smallcap Market, through December 31, 1997, (on October 30, 1996, the Common Shares began trading on The Nasdaq National Market) with the changes in the Standard & Poor's 500 Stock Index (the "S &P 500 Index") and the SNL Securities Hotel REIT Index ("Hotel REIT Index") for the same period, assuming a base share price of $100 for the Common Shares and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of fourteen publicly traded REITs that focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.



                                    [GRAPH]

                                       12/29/94   12/31/94     6/30/95    12/31/95     6/30/96   12/31/96    6/30/97   12/31/97
Humphrey Hospitality Trust, Inc.        100.00     111.18       136.77     159.29      177.96      178.68     217.29    260.52
S&P 550                                 100.00     101.16       121.60     139.17      153.20      170.98     206.22    228.05
SNL Hotel REITs                         100.00     107.12       121.13     141.01      159.21      215.46     239.00    282.49

                        SHAREHOLDER PROPOSALS FOR 1999

     The Board of Directors will make provision for presentation of appropriate proposals by shareholders at the 1999 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the 1999 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before 90 days prior to the date of the 1999 annual meeting of shareholders of the Company for inclusion in the Company's proxy statement and the form of proxy relating to such annual meeting.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Reznick Fedder & Silverman, PC have served as auditors for the Company and its subsidiaries and will continue to so serve until and unless changed by action of the Board of Directors. A representative of Reznick Fedder & Silverman, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                                 OTHER MATTERS

     As of the date of this statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to James I. Humphrey, Jr., the Company's Secretary, President and Chairman, at 12301 Old Columbia Pike, Silver Spring, Maryland, telephone (301) 680-4343, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements and financial statement schedules filed by the Company with the SEC.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         JAMES I. HUMPHREY, JR.
                                         Secretary



April 15, 1998
h-hospi-:proxy-b

 PROXY                                                         No. of Shares
                       HUMPHREY HOSPITALITY TRUST, INC.
               12301 Old Columbia Pike, Silver Spring, MD 20904

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James I. Humphrey, Jr. as proxy with the power to appoint such person's substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on April 1, 1998, at the annual meeting of shareholders to be held on May 21, 1998 or any adjournment thereof.


  1. ELECTION OF DIRECTORS
    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)
    [ ] Term Expiring 1999 -- FOR ALL NOMINEES LISTED BELOW                                [ ] WITHHOLD AUTHORITY to
    James I. Humphrey, Jr.; Margaret Allen; Jeffrey Zwerdling, George R. Whittemore;       vote for all nominees
    Dr. Leah T. Robinson; Andrew A. Mayer, M.D.
  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director.


DATED:-------------- , 1998

                                               Please sign exactly as name
                                               appears in left. When shares are
                                               held by joint tenants, both
                                               should sign. If signing as
                                               attorney, as executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation,
                                               please sign full corporate name
                                               by President or other authorized
                                               officer. If a partnership,
                                               please sign in partnership name
                                               by authorized person.


                                             ---------------------------------
                                               Signature


                                             ---------------------------------
                                               Signature (if held jointly)


                                               Please mark, sign, date and
                                               return the proxy card promptly
                                               using the enclosed envelope.